Exhibit (5)

PACIFIC LIFE INSURANCE COMPANY Life Insurance Operations Center P.O. Box 6390 • Newport Beach, CA 92658-6390 (888) 595-8298	APPLC

APPLICATION FOR VARIABLE LIFE INSURANCE, PART I

SECTION A	CLIENT INFORMATION
PROPOSED INSURED Complete for all Life Insurance Policies.	1.	Proposed Insured’s Name: First MI	Last		2. Sex
☐ Male ☐ Female

	3.	Date of Birth 4. Age (Nearest birthday) 5. Place of Birth (State/Country) 6. Soc. Sec. #

	7.	Driver’s License # & State 8. Telephone # (include area code) 9. E-mail Address

	10.	Address: Street	City	State Zip Code	11. How Long
mo yr

	12.	Employer’s Name			13. How Long
mo yr

	14.	Employer’s Address: Street	City	State	Zip Code

	15.	Occupation	16. Type of Business

PROPOSED ADDITIONAL INSURED Complete for either: 1) Term Rider on Another Covered Person (e.g., Spouse) for an Individual Life Insurance Policy; or 2) Second-to-Die Life Insurance Policy.	17.	Additional Proposed Insured’s Name: First MI	Last		18. Sex
☐ Male ☐ Female

	19.	Date of Birth 20. Age (Nearest birthday) 21. Place of Birth (State/Country) 22. Soc. Sec. #

	23.	Driver’s License # & State 24. Telephone # (include area code) 25. E-mail Address

	26.	Address: Street	City	State Zip Code	27. How Long
mo yr

	28.	Employer’s Name			29. How Long

	30.	Employer’s Address: Street	City	State	Zip Code

	31.	Occupation	32. Type of Business	33. Relationship to Insured

OWNER Complete only if Owner is other than the Insured(s).	34.	Owner’s Name		35. Relationship to Insured(s)

	36.	Address: Street	City	State	Zip Code

	37.	Date of Birth 38. Soc. Sec. # / Tax ID # 39. Telephone # (include area code) 40. E-mail Address

	41.	Trustee’s Name: First MI	Last		42. Date of Trust

PRIMARY BENEFICIARY If there is a Contingent Beneficiary, use “Remarks” on page 4.	43.	Beneficiary’s Name

	44.	Beneficiary’s Address: Street	City	State	Zip Code

	45.	Relationship to Insured(s)	46. Soc. Sec. # / Tax ID #

	47.	Trustee’s Name: First MI	Last		48. Date of Trust

PREMIUM NOTICES	49.	Send Premium Notices to: ☐ Insured ☐ Owner ☐ Other (If other, give name, relationship, and address below)

	50A.	Name		B. Relationship to Insured(s)

	C.	Address: Street	City	State	Zip Code

	51.	Method & Frequency of Payment (Select One):
		A. ☐ Direct	B. ☐ Electronic Funds Transfer (EFT) (Monthly only) Attach voided check and complete EFT Authorization on page 7.

AMOUNT PAID WITH THIS APPLICATION The application, TIA, and check must all have the same date.	52A.	Is an initial premium submitted with this application? ☐ Yes ☐ No
(Do not submit money unless the Temporary Insurance Agreement (TIA) is completed)
B. If yes, show amount of initial premium and complete the next question. Amount $
C. Do you understand, accept, and agree to the terms of the TIA? ☐ Yes ☐ No

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SECTION A	CLIENT INFORMATION (Continued)

SPECIAL POLICY DATING	53.	I understand that insurance charges and expenses begin on the Policy Date. ☐ Yes ☐ No
A current policy date will be used unless you check this box to request backdating to save age. ☐ Save Age age

LIFE INSURANCE IN FORCE Give details of all life insurance in force on any Proposed Insured. If none, check this box: ☐	54.					Year	Will This Policy Be Replaced?
		Insured’s Name	Company	Policy Number	Face Amount	Issued	YES	NO

							☐	☐

							☐	☐

							☐	☐

							☐	☐

REPLACEMENT & TAX QUALIFIED EXCHANGE INFORMATION Include appropriate replacement forms.							YES	NO

	55A.	Will the policy applied for replace, cause a change in, or involve a cash withdrawal or loan from any life insurance or annuity on any Proposed Insured’s life or in any life insurance or annuity owned by the Applicant? (If yes, give policy number(s) and company name(s) in “Remarks” on page 4.)					☐	☐
	B.	If yes to 55A, is this a tax-qualified exchange? (If yes, indicate tax-qualified type below.)					☐	☐
☐1035 Exchange
	C.	If yes to 55B, will a loan be carried over? (If yes, give policy number(s) and loan amount(s) to be carried over in “Remarks” on page 4.)					☐	☐

SECTION B	GENERAL INFORMATION

GENERAL INFORMATION Complete each question for the Proposed and any Additional Insured.			Proposed Insured		Additional Insured

	1.	Annual earned income from occupation (After deduction of business expenses)	$		$

	2.	Other income (State source in “Remarks” on page 4)	$		$

	3.	Net Worth	$		$

	4.	Is the Proposed/Additional Insured married?	☐ Yes	☐ No	☐ Yes	☐ No

	5A.	Proposed Insured is a: ☐ U.S. Citizen ☐ U.S. Permanent Resident
☐ Foreign National If Foreign National, provide Country , and Visa Type
	5B.	Proposed Additional Insured is a: ☐U.S. Citizen ☐U.S. Permanent Resident
☐ Foreign National If Foreign National, provide Country , and Visa Type

			YES	NO	YES	NO

	6.	Do you contemplate leaving the USA for travel or residence?	☐	☐	☐	☐

All “Yes” responses should be explained in “Remarks” on page 4.	7.	Do you plan to fly, or within the last 2 years have you flown, as a pilot, student pilot, or crewmember? (If “Yes,” complete the Aviation Questionnaire)	☐	☐	☐	☐

	8.	Do you plan to participate in, or within the last 2 years have you participated in, parachute jumping, scuba diving, auto/motorboat/motorcycle racing, hang gliding, or mountain climbing? (If “Yes,” complete the Avocation Questionnaire)	☐	☐	☐	☐

	9.	Have you ever had insurance declined, rated, modified, cancelled, or not renewed?	☐	☐	☐	☐

	10.	Have you been convicted of a felony within the past 5 years?	☐	☐	☐	☐

	11.	Have you had a driver’s license restricted or revoked or been convicted of 3 or more moving violations within the past 5 years?	☐	☐	☐	☐

	12.	Have you applied for any other insurance within the last 3 months?	☐	☐	☐	☐

	13.	Have you used any form of tobacco within the last 2 years?	☐	☐	☐	☐
(If yes, give type and date last used)
			Type:		Type:
			Date:		Date:

	14.	Have you smoked a cigarette in the last 12 months?	☐	☐	☐	☐
		(If yes, give date last smoked)	Date:		Date:

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SECTION C	POLICY INFORMATION

PRODUCT/PREMIUM	1.	Product Name	2. Initial Premium $		3. Planned Annual Premium $

DEATH BENEFIT	4.	Face Amount (Base Only) +	Initial Term (ART/APB/LSAPB) Amount	=	Total Initial Coverage
		$	$		$

DEATH BENEFIT OPTION	5.	Check one: ☐ Option A (Level) ☐ Option B (Increasing)			☐ Option C (Face amount plus premiums less distributions)

LIFE INSURANCE	Qualification test cannot be changed after the policy is issued. (If none is selected, default will be Guideline Premium Test.)
QUALIFICATION TEST	6A.	☐ Guideline Premium Test B. ☐ Cash Value Accumulation Test (if available)

GUARANTEED COST OF	Not	available on all products.
INSURANCE PERIOD	7A.	☐ 5 Years B. ☐ 10 Years

OPTIONAL BENEFITS	8.	Individual Life Insurance Products Only	9.	Survivorship Life Insurance Products Only
If Individual Term Rider is selected, complete the Beneficiary for Individual Term Rider section below.		A. ☐	Term Rider on Other Covered Person $	A. ☐	Individual Term Rider on the Proposed Insured $
		B. ☐	Accidental Death $
		C. ☐	Children’s Term (units) (Complete Application Part 2, Non-Medical)	B. ☐	Individual Term Rider on the Additional Insured $
		D. ☐	Disability Benefit $	C. ☐	Other
		E. ☐	Waiver of Charges (On Insured)	D. ☐	Other
		F. ☐	Accelerated Living Benefit Rider (Complete form)	E. ☐	Other
		G. ☐	Other	F. ☐	Other
		H. ☐	Other

	10.	If any optional benefit applied for cannot be approved, should the policy be issued without it? ☐ Yes ☐ No

INDIVIDUAL TERM	11.	Individual Term Rider Beneficiary’s Name
RIDER BENEFICIARY

	12.	Relationship to Insured		13. Soc. Sec. # / Tax ID #

PREMIUM ALLOCATION Was Portfolio Optimization used? ☐ Yes ☐ No If yes, include the Investor Profile Questionnaire and indicate model (letter) and version (number) below.	14. Indicate how premiums are to be allocated until later changed by you or your authorized representative. The total of the percentages must be 100%. Allocation percentages must be whole numbers.

	Manager	Premium %	Investment Options	Manager	Premium %	Investment Options

	[AIM		Blue Chip	OPPENHEIMER		Emerging Markets
			Aggressive Growth			Multi-Strategy
Main Street Core
	CAPITAL GUARDIAN		Diversified Research
				PIMCO		Inflation Managed
	GOLDMAN SACHS		I-Net Tollkeeper			Managed Bond
Short Duration Bond
				PIMCO ADVISORS-NFJ		Small-Cap Value
	INVESCO		Financial Services
(letter) (number)			Health Sciences
			Technology	PACIFIC LIFE		Money Market
High Yield Bond
Fixed Account*
	JANUS		Growth LT			Fixed LT Account*
Focused 30
				PUTNAM		Equity Income
	LAZARD		Mid-Cap Value			Equity
			International Value			Aggressive Equity

	MFS		Capital Opportunities	SALOMON		Large-Cap Value
			International Large-Cap			Comstock

	MERCURY		Equity Index	VAN KAMPEN		Mid-Cap Growth
			Small-Cap Index			Real Estate
	( )		( )
	( )		( )	( )		( )
	( )		( )	( )		( )]

*The Fixed LT Account has less transfer liquidity and may credit a higher current rate of interest than the Fixed Account. Both fixed account options credit a fixed minimum guaranteed interest rate. See the prospectus for details.

ACKNOWLEDGMENT	All questions must be answered.		YES	NO

To be completed by the Applicant.	15.	Do you understand that the amount and duration of the death benefit may vary, depending on the investment performance of the variable investment options?	☐	☐

	16.	Do you understand that the policy values may increase or decrease, depending on the investment experience of the variable investment options?	☐	☐

If “Yes” is checked for #17 and/or #18, be sure to provide appropriate date.	17.	Did you receive the separate account and fund prospectuses (bound together) for the policy applied for? If yes, give date. Date of Separate Account & Fund Prospectuses: ___________________	☐	☐

	18.	Did you receive any Supplement(s) to the Prospectus for the policy applied for? If “Yes,” give date(s) below. Date of Supplement(s) to the Prospectus: ______________________	☐	☐

	POLICY VALUES MAY INCREASE OR DECREASE, AND MAY EVEN BE REDUCED TO ZERO AND CAUSE THE POLICY TO LAPSE WITHOUT VALUE, DEPENDING ON THE EXPERIENCE OF THE VARIABLE INVESTMENT OPTIONS. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. A CURRENT ILLUSTRATION OF BENEFITS, INCLUDING DEATH BENEFITS AND HYPOTHETICAL CASH SURRENDER VALUES, IS AVAILABLE UPON REQUEST.

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SECTION C	POLICY INFORMATION FOR VARIABLE LIFE INSURANCE (Continued)
TELEPHONE &	19.	[I authorize PL to act upon my telephone and/or electronic instructions for the following limited requests.
ELECTRONIC		Check all that apply:
AUTHORIZATION		☐ Transfer Between Investment Options	☐ Initiate Dollar Cost Averaging ☐ Initiate Policy Loans
Optional		☐ Rebalance Variable Investment Options	☐ Change Future Premium Allocation Instructions

I understand and agree that: Telephone and/or electronic transfers and allocation changes will be subject to the conditions of the policy, the administrative requirements of PL, and the provisions of the product’s prospectus. ☐ Yes ☐ No]

AUTHORIZATION FOR APPOINTMENT	20.	I authorize and appoint the party(ies) shown below to act on my behalf for the following limited requests, including any telephone and/or electronic requests:

Optional	Appointee’s Name: First MI Last		Relationship to Policyowner
☐Producer ☐ Other Party

Check all that apply:
		☐ Transfer Between Investment Options	☐ Initiate Dollar Cost Averaging ☐ Initiate Policy Loans
		☐ Rebalance Variable Investment Options	☐ Change Future Premium Allocation Instructions

	Appointee’s Name: First MI Last		Relationship to Policyowner
☐ Producer ☐ Other Party

Check all that apply:
		☐ Transfer Between Investment Options	☐ Initiate Dollar Cost Averaging ☐ Initiate Policy Loans
		☐ Rebalance Variable Investment Options	☐ Change Future Premium Allocation Instructions

SECTION D	MEDICAL CERTIFICATION
MEDICAL CERTIFICATION Complete when submitting a medical examination of another insurance company. Subject to state regulation, another insurance company’s exam may be accepted if the primary/ additional insured was examined within the past six months.	1.	The attached examination is on the life of:

	Proposed	Additional			Date of
	Insured	Insured	Name of Insurance Company		Examination

	☐	☐

	☐	☐

	2.	To the best of your knowledge and belief, are the statements in the examination true as of today?
		Proposed Insured	☐ Yes ☐ No	(If no, explain in “Remarks” below)
		Additional Insured	☐ Yes ☐ No

	3.	Has the person who was examined consulted a doctor or other medical practitioner, or received medical or surgical advice since the date of the examination?
		Proposed Insured	☐ Yes ☐ No	(If yes, explain in “Remarks” below)
		Additional Insured	☐ Yes ☐ No

REMARKS

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SECTION C	POLICY INFORMATION FOR VARIABLE LIFE INSURANCE (Continued)
TELEPHONE & ELECTRONIC AUTHORIZATION Optional	19.	[As the Policyowner, I understand that (unless I have chosen to withhold my authorization by checking the box later in this section) PL will act upon my telephone and/or electronic instructions for all of the following requests.
		•	Transfer Between Investment Options

		•	Initiate Policy Loans

		•	Rebalance Variable Investment Options

		•	Change Future Premium Allocation Instructions

		•	Initiate Dollar Cost Averaging

I further understand and agree that telephone and/or electronic transfers and allocation changes will be subject to the conditions of the policy, the administrative requirements of PL, and the provisions of the product’s prospectus.

By checking this box ☐, I withhold my authorization for such telephone and/or electronic requests.]

AUTHORIZATION FOR APPOINTMENT Optional	20.	I authorize and appoint the party(ies) shown below to act on my behalf for the following limited requests, including any telephone and/or electronic requests:

	Appointee’s Name: First MI Last			Relationship to Policyowner
☐ Producer ☐ Other Party

Check all that apply:
		☐ Transfer Between Investment Options	☐ Initiate Dollar Cost Averaging	☐ Initiate Policy Loans
		☐ Rebalance Variable Investment Options	☐ Change Future Premium Allocation Instructions

	Appointee’s Name: First MI Last			Relationship to Policyowner
☐ Producer ☐ Other Party

Check all that apply:
		☐ Transfer Between Investment Options	☐ Initiate Dollar Cost Averaging	☐ Initiate Policy Loans
		☐ Rebalance Variable Investment Options	☐ Change Future Premium Allocation Instructions

SECTION D		MEDICAL CERTIFICATION
MEDICAL CERTIFICATION Complete when submitting a medical examination of another insurance company. Subject to state regulation, another insurance company’s exam may be accepted if the primary/ additional insured was examined within the past six months.	1.	The attached examination is on the life of:

		Proposed	Additional			Date of
		Insured	Insured	Name of Insurance Company		Examination

		☐	☐

		☐	☐

		2.	To the best of your knowledge and belief, are the statements in the examination true as of today?
			Proposed Insured	☐ Yes ☐ No	(If no, explain in “Remarks” below)
			Additional Insured	☐ Yes ☐ No

	3.	Has the person who was examined consulted a doctor or other medical practitioner, or received medical or surgical advice since the date of the examination?
			Proposed Insured	☐ Yes ☐ No	(If yes, explain in “Remarks” below)
			Additional Insured	☐ Yes ☐ No

REMARKS

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Page 4 (Alternate)

SECTION E	CERTIFICATION OF OWNER’S TAXPAYER ID AND APPLICANT’S DECLARATIONS
Certification of	Under penalty of perjury, I certify that:
Owner’s Taxpayer	1.	The number shown in this application as my social security number or taxpayer identification number is correct; and
Identification #	2.	I am not subject to backup withholding under Section 3406(a)(1)(c) of the Internal Revenue Code.
	3.	I am a U.S. person (including a U.S. resident alien). (If statement 2 or 3 is false, strike out and initial.)
I understand that 1) federal law requires all financial institutions to obtain the name, residential address, date of birth and
Social Security or taxpayer identification number and any other information necessary to verify the identity of each customer and 2) failure to provide this information could result in denial of this application or in delayed or unprocessed transactions.

Understanding and	The answers provided in this application are true and complete to the best of my knowledge and belief. I understand and agree that:
Agreement	1.	Except as provided in the terms or conditions of any Temporary Insurance Agreement (TIA) that I may have received in connection with this application, coverage will take effect when the policy is delivered and the entire first premium is paid only if at that time the Proposed Insured(s) is alive, and all answers in this application that are material to the risk are still true and complete.
	2.	If I have given money with the application and received a TIA and if the coverage amount of the application exceeds the TIA coverage limits, I understand that if the Proposed Insured(s) die(s) before a policy is delivered, the death benefit will be limited to the TIA coverage limit.
	3.	I must inform the Producer or Pacific Life Insurance Company (PL) in writing of any changes in the health of any Proposed Insured(s) or if any of the statements or answers on this application change prior to delivery of the policy.
	4.	My statements and answers in this application must continue to be true as of the date I receive the policy.
	5.	No Producer is authorized to make or modify contracts or insurance policies on PL’s behalf.
	6.	No Producer may alter the terms of this application, the TIA, or the policy, nor can the Producer waive any of PL’s rights or requirements.
	7.	(NOT APPLICABLE IN WEST VIRGINIA.) Acceptance of a life insurance policy will be ratification of any administrative change with respect to such policy made by PL as indicated under the title “Home Office Endorsements,” where permitted by state law. All other changes made to the application or policy by PL will be indicated on an “Application Amendment Form” that must be signed by the Owner, prior to or at the time of delivery of this policy.

Declarations	1.	I believe that the policy(ies) applied for will meet my insurance needs and financial objectives.
	2.	(APPLICABLE ONLY IF THE EMPLOYER OR AN EMPLOYER-CONTROLLED TRUST IS TO BE THE OWNER OF THIS POLICY.) If insurance is being applied for on the life of any non-exempt employee, then such insurance is not prohibited by applicable state law.
SIGNATURES

Any person who knowingly, and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or provides false, incomplete, or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which is a crime and may be subject to criminal and civil penalties.

The undersigned, under penalty of perjury, represent that they are authorized to execute this document, that they are authorized to make the representations set forth in this document, and that all requirements concerning the use of the corporate seal and officer signatures have been met.

Signed and Dated by the Applicant in:	City	State	Date

Applicant’s* Signature		Applicant’s Title, if corporation, trust or business entity
X

Applicant’s Name: First	MI Last (print)

Corporation, Trust or Business Entity’s Name, if applicable

Proposed Insured’s Signature, if other than the Applicant (or parent/guardian if under age 16)
X

Proposed Additional Insured’s Signature (or parent/guardian if under age 16)
X

Owner’s* Signature, if other than the Applicant or Proposed Insured		Title, if corporation, trust or business entity
X

Owner’s Name: First	MI Last (print)

*If a corporation, the signature and title of any authorized representative other than the Proposed Insured(s) is required. If a trust, the signature of the Trustee is required.

PRODUCER’S CERTIFICATION		YES	NO

1.	Is this life insurance intended to replace, or will it cause a change in, or involve a loan from any life insurance or annuity on any Proposed Insured’s life or in any life insurance or annuity of the Owner? (If “Yes,” give details in “Remarks” on page 4)	☐	☐

2.	I have discussed the appropriateness of replacement, and followed Pacific Life’s written replacement guidelines.	☐	☐

I certify that I have truly and accurately recorded hereon the information supplied.

Producer’s Name: First	MI	Last (print)

Producer’s Signature
X

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\

AUTH

Pacific Life Insurance Company Life Insurance Operations Center P.O. Box 6390 • Newport Beach, CA 92658-6390 (888) 595-8298

SECTION F	AUTHORIZATION OF THE PROPOSED INSURED(S) TO OBTAIN INFORMATION – This Authorization Complies With the HIPAA Privacy Rules

Complete for all applications.	I authorize any physician, health care professional, medical practitioner, other health care provider, hospital, clinic, laboratory, pharmacy, medical facility, other medical or medically related facility, insurance company, health plan, the Medical Information Bureau, Inc., consumer reporting agency, state motor vehicle agency, or employer to release to Pacific Life Insurance Company (“PL”) its subsidiaries, reinsurers, agents, employees and representatives, any information they may have in their possession or under their control as to the diagnosis, treatment, prognosis of any physical or mental condition, human immunodeficiency virus (HIV) infection, sexually transmitted diseases, treatment of mental illness, and the use of tobacco, and any non-medical information, including finances, avocations, occupation, foreign travel, and driving record for me and any minor children who are to be insured. Although Federal Regulation protects information related to drug or alcohol abuse from disclosure, I give permission to collect this information. This authorization is not affected or limited by any prior agreements I may have made with any of the above persons or entities to restrict the release of such information, and I instruct them to release and disclose all such information without restriction.

I understand that the reason for releasing such information under this authorization is to determine eligibility for insurance and that such information will not be released to any person or organization except a reinsurer, the Medical Information Bureau, Inc., and other persons or organizations performing business or legal services in connection with my application, or as may be otherwise required by law, or as I may further authorize. I understand that I may revoke this authorization at any time by sending a written revocation request to PL at: P. O. Box 6390, Newport Beach, CA 92658-6390. Such a revocation will not affect any action taken or information released prior to the revocation, and will not affect any legal right PL has to contest an insurance policy/certificate, or to contest a claim under an insurance policy/certificate. I understand that if I revoke this authorization, PL may not be able to process my application, and may not be able to make any benefit payments due under any existing policy, certificate, or other binding agreement.

This authorization shall remain in force for 30 months after the date of my signature below, and a copy of this authorization is as valid as the original. I understand that once any such health-related information is released pursuant to this authorization, that information may be redisclosed and will no longer be covered or protected by the HIPAA rules governing privacy and confidentiality of health information.

I acknowledge that I have received a copy of this authorization.

Signed and Dated by the Proposed Insured(s):

Proposed Insured’s Name: First	MI	Last	(print)

Proposed Insured’s Signature (or parent/guardian if under age 16)
X			Date

Proposed Additional Insured’s Name: First	MI	Last	(if applicable, print)

Proposed Additional Insured’s Signature (or parent/guardian if under age 16)
X			Date

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EFT

Pacific Life Insurance Company Life Insurance Operations Center P.O. Box 6390 • Newport Beach, CA 92658-6390 (888) 595-8298

SECTION G	AUTHORIZATION FOR ELECTRONIC FUNDS TRANSFER – MONTHLY BANK DRAFT

To be completed by the Authorized Account Holder.	As a convenience to me, I request and authorize you to pay and charge to the bank account referenced below any monthly debit entries on that account by and payable to the order of Pacific Life Insurance Company, provided there are sufficient collected funds in said account to pay the same upon presentation. I agree that your rights in respect to each such debit shall be the same as if it were a debit drawn on you and signed personally by me. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice I agree that you shall be fully protected in honoring any such debit.

All requests for special dating must be from the 4th through the 28th and will be reviewed against the policy date for eligibility.	Pacific Life will determine the monthly draft date based upon my policy effective date. However, any special drafting requests are indicated below.

Special Drafting Request: (All requests for special dating will be reviewed against the policy date for eligibility)

A voided check must be attached below. (A blank deposit slip will not be accepted.)

Premium payments can only be drawn from authorized U.S. financial institutions. Premium payments cannot be drawn from savings or money market accounts.

Account Information	Name(s) on Account

Financial Institution’s name and address required if not printed on attached check.	Authorized Account Holder’s Name: First MI Last (print) Account Number

Financial Institution’s Name

	Financial Institution’s Address: Street	City	State	Zip Code

PLACE VOIDED CHECK HERE

SIGNATURE				Date

Authorized Account Holder’s Signature
X

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SECTION H	PRODUCER INFORMATION

Producer Report	To be answered by the soliciting Producer		YES	NO

Complete for all applications.	1.	Have you personally asked all applicable questions in this application? (If no, explain in “Remarks” on page 4)	☐	☐

	2.	Are you aware of any information not given in the application that might affect the insurability of the Proposed Insured(s)? (If yes, explain in “Remarks” on page 4)	☐	☐

	3.	Did the Proposed Insured/Additional Insured change his/her name during the past 5 years? (If yes, give former name(s) in “Remarks” on page 4)	☐	☐

	4.	To the best of your knowledge, is this life insurance intended to replace, or will it cause a change in, or involve a loan from any life insurance or annuity on any Proposed Insured’s life or in any life insurance or annuity owned by the Applicant? (If yes, give details in “Remarks” on page 4)	☐	☐

	5.	Check appropriate items that have been ordered: Paramedical Company

The producer is responsible for arranging the underwriting requirements through an approved vendor.	☐ Paramedical Exam ☐ H.O. Specimen ☐ Blood Profile	☐ Medical/Physician Exam ☐ EKG	☐ Alliance ☐ APPS ☐ EMSI	☐ ExamOne ☐ Portamedic ☐ Other

	6.	If applying for business insurance, complete form

	7.	If the Proposed Insured is under age 16, complete form
SECTION I	PRODUCER CERTIFICATION

Complete for all applications.	I certify that to the best of my knowledge and belief:		YES	NO

	A.	I have presented to the Company all pertinent facts and have correctly and completely recorded all required answers.	☐	☐

	B.	I have given the Proposed Insured(s) (or Parent for Juvenile insurance) a copy of the Disclosure Notice, and any other disclosure notice or statement required by state or federal law.	☐	☐

	C.	If applicable, I have fully explained the terms and conditions of the Temporary Insurance Agreement to the Proposed Insured(s) (or Owner) and have given it to him/her (them).	☐	☐

	D.	I have complied with state and federal laws on cost comparison, illustration, and replacement.	☐	☐

PRODUCER SIGNATURE(S)

I certify that I have reviewed this application, and have determined that its proposed purchase is at least as suitable as required under state law. If the policy applied for is a variable life insurance policy, I further certify that I have conducted the appropriate suitability review with my broker-dealer. I certify that I am appropriately state licensed and appointed in all jurisdictions in which sales activity (including solicitation, obtaining application signatures, and policy delivery) related to this application has taken, or will take place.
Signature(s) Of Soliciting Producer(s). Pay Commission as Indicated Below.

Producer’s Signature	Producer’s Signature
X	X

First Name Listed Below Will Be The Servicing Producer

Producer’s Information	PRODUCER 1 — (Servicing Producer)

If more than 2 producers, use “Remarks” on page 4.	Name: First	MI	Last	Telephone # (include area code)

	E-Mail Address			Fax # (include area code)

	Commission Payout Choice*	Commission %	Producer Code	Cell Phone # (include area code)
☐ A ☐ B

*If no Commission Payout Choice is selected, schedule A will apply.
PRODUCER 2

	Name: First	MI	Last	Telephone # (include area code)

	E-Mail Address			Fax # (include area code)

	Commission Payout Choice*	Commission %	Producer Code	Cell Phone # (include area code)
☐ A ☐ B

     Upline CEO:                                                                             Broker Dealer Name: World Group Securities

                    ☐ World     ☐Financial

15-25644-00     06/24/2004

DISC

Pacific Life Insurance Company Life Insurance Operations Center P.O. Box 6390 • Newport Beach, CA 92658-6390 (888) 595-8298

DISCLOSURE NOTICE

DETACH AND LEAVE WITH PROPOSED INSURED(S)

This brief description of our underwriting process is designed to help you to understand how an application for life insurance is handled, the types and sources of information we may collect about you, the circumstances under which we may disclose that information to others and your right, or your authorized representative’s right, to learn the nature and substance of that information upon written request. The purpose of the underwriting process is to make sure you qualify for life insurance under the rules of Pacific Life Insurance Company (PL), and assuming you do, establish the proper premium charge for that insurance. The goal of the underwriting process is to have the cost of insurance distributed equitably among all Policyowners, so that each individual pays his or her fair share. To determine your insurability, we must consider such factors as your medical history, physical condition, occupation, and hazardous avocations. We get this information from various sources.

Application and Medical Records – Your application, including the medical history, is the primary source of information in the evaluation process. In addition, we may ask you to take a physical examination or other special test such as an electrocardiogram. We may also ask for a report from your doctor or hospital, another insurance company, or the Medical Information Bureau, Inc. When we do so, we will use the Authorization Of The Proposed Insured(s) To Obtain Information that you signed.

Medical Information Bureau, Inc. (MIB) – is a non-profit corporation, which operates an information exchange on behalf of member life insurance companies. As a member company, we will ask the MIB if it has a record concerning you. If you previously applied to a member company for insurance, MIB may have information about you in its file. The purpose of the MIB is to protect member companies and their Policyowners from those who would conceal significant facts relevant to their insurability. The information, which is obtained from MIB, may be used only as an alert to the possible need for further independent investigation. It cannot be used as a basis to make a final underwriting decision. Information regarding your insurability will be treated as confidential. PL, its subsidiaries, or its reinsurer(s) may, however, make a brief report to the MIB. If you later apply to another MIB member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the MIB, upon request, will supply the company with the information it may have about you in its file. PL, its subsidiaries, or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted. At your request, or your authorized representatives request, the MIB will arrange disclosure of any information it may have about you in its file. If you question the accuracy of information on file, you may contact the MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the information office of MIB, Inc., is Post Office Box 105, Essex Station, Boston, Massachusetts 02112. Their telephone number is (617) 426-3660.

Investigative Consumer Report – As part of our underwriting procedure, we may request an investigative consumer report from a consumer reporting agency. A consumer report confirms and supplements the information on your application pertaining to employment and residence verification, smoking habits, marital status, occupation, hazardous avocations, and general health. This report may also cover information concerning your general reputation, personal characteristics, and mode of living (except as may be related directly or indirectly to your sexual orientation) including drug and alcohol use, motor vehicle driving record, and any criminal activity. This information may be obtained through personal interviews with you, your family, friends, neighbors, and business associates. If a report is required and you wish to be personally interviewed, please let us know and we will notify the consumer reporting agency. The information contained in the report may be retained by the consumer reporting agency and subsequently disclosed to other companies to the extent permitted by the Fair Credit Reporting Act. Investigative consumer reports are held in strict confidence and used only to evaluate your application on a fair and equitable basis. You have a right to inspect and obtain a copy of the report from the consumer reporting agency.

DISCLOSURE TO OTHERS

Personal information obtained about you during the underwriting process and at other times is confidential and will not be disclosed to other persons or organizations without your written authorization except to the extent necessary for the conduct of our business. Examples of situations where we may share information about you are as follows:

•	The Producer may retain a copy of your application, and after a policy is issued will have access to ongoing policy information in order to better serve your needs

•	If reinsurance is required, the reinsurance company would have access to our application file.

•	We may release information to another life insurance company to whom you have applied for life or health insurance or to whom you have submitted a claim for benefits, if you have authorized it to obtain such information.

•	As stated earlier, we may report information to the Medical Information Bureau, Inc.

•	We will disclose information to government regulatory officials, law enforcement authorities, and others where required by law.

DISCLOSURE TO YOU

In general, you have a right to learn the nature and substance of any personal information about you in our file upon written request. Whenever an adverse underwriting decision is made, we will notify you of the reason(s) for the decision and the source of the information upon which our action is based. Medical record information, however, will normally be given only to a licensed physician of your choice. Please refer to the section on MIB, Inc., for that organization’s disclosure procedure. Should you feel that any information we have is inaccurate or incomplete, please write to: Manager, New Business Services, PL Insurance Company, P.O. Box 6390, Newport Beach, California 92658-6390. Your comments will be carefully considered and corrections made where justified. We hope this Notice will help you to understand how we obtain and use personal information in the underwriting process, and the ways you can learn about this information. We are concerned with insuring privacy as well as lives, and the collection, use, and disclosure of personal information is limited to those specified in this Notice.

15-25644-00     06/24/2004

AP2001-DISC